UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2006

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2006 we entered into and consummated a Note Exchange Agreement and a Note Revision Agreement with Cheshire Associates LLC ("Cheshire"), which is an affiliate of our director and major stockholder Kevin Kimberlin. These agreements pertained to a secured convertible note previously issued by us and held by Cheshire, with a principal balance (before the agreements) of $5,740,928 (the "Mortgage Note").

Under the Note Exchange Agreement, we issued 53,425,204 shares of newly-issued common stock to Cheshire in exchange for $1,005,683.31 of principal and $62,820.77 of accrued interest on the Mortgage Note.

This transaction resulted in antidilution adjustments under the terms of some of our outstanding derivative securities. Most notably, as a result of "ratchet" antidilution provisions in the secured convertible debenture and common stock warrants held by Cornell Capital Partners, LP ("Cornell Capital"), the conversion price and exercise price of those securities were reduced to $0.02 per share. As a result the $500,000 outstanding principal balance of the debenture, which had previously been convertible into 791,765 shares of common stock (at $0.6315 per share), became convertible into 25,000,000 shares of common stock; and the warrants, which had previously been exercisable for 500,000 shares of common stock (at $0.924 per share), became exercisable for 23,100,000 shares of common stock.

We no longer have enough authorized but unissued shares of common stock to enable the conversion or exercise of Cornell Capital’s securities for these expanded numbers of shares of common stock. Indeed, the Note Exchange Agreement issuance necessitated even invading the share reserves which had been previously established to underlie most of our derivative securities, other than Cornell Capital’s previously-established share reserves.

Under the Note Revision Agreement, the maturity date of the Mortgage Note was extended from May 31, 2007 to January 1, 2009 and in consideration for that extension we reduced the conversion price of the remaining $4,735,244.69 principal amount of the Mortgage Note to $0.02 per share of common stock. Accrued interest on the Mortgage Note will also be convertible at $0.02 per share of common stock. Before the Note Exchange Agreement, the conversion price of the Mortgage Note had been $0.70 per share. The difference between conversion of $4,735,244.69 at $0.70 per share and conversion of $4,735,244.69 at $0.02 per share is 229,997,599 additional shares of common stock. We no longer have enough authorized but unissued shares of common stock to enable the conversion of the Mortgage Note into this expanded number of shares of common stock.

On February 9, 2006, we entered into and consummated a Securities Purchase Agreement with Qubit Holdings, LLC ("Qubit"). In exchange for $250,000 cash, we issued to Qubit a $250,000 promissory note, secured by substantially all of our assets, bearing interest at 8% per annum, maturing on January 1, 2008, and convertible into our common stock at $0.02 per share, plus 37,500,000 short-term warrants to purchase our common stock at $0.02 per share. In the Securities Purchase Agreement, Qubit also granted us the right to, until August 8, 2006, put to Qubit another $250,000 secured convertible note of like tenor and another 37,500,000 short-term warrants of like tenor, and to thereupon receive another $250,000 cash. We no longer have enough authorized but unissued shares of common stock to enable the conversion or exercise of the derivative securities issued or issuable to Qubit.

In addition to the securities described herein, Cheshire owned, before these transactions, 13,689,838 shares of our common stock and exercisable securities for another 19,923,548 shares of our common stock. In addition, Mr. Kimberlin and his affiliates owned, before these transactions, another 896,614 shares of our common stock and derivative securities overlying another 1,424,009 shares of our common stock.

By virtue of the transactions described above, nine outstanding warrants owned by Cheshire, which by their terms had been exercisable for an aggregate of 9,947,335 shares of common stock at a blended price of $1.05 per share, became exercisable instead for an aggregate of 31,727,025 shares of common stock at a blended price of $0.33 per share, via the operation of the warrants’ weighted-average antidilution adjustment provisions. None of the other derivative securities owned by Mr. Kimberlin or his affiliates experienced any antidilution adjustments as a result of the transactions described above.

Qubit is owned by certain trusts formed for the benefit of Mr. Kimberlin's children. The trusts are, and Qubit is, managed by an independent trustee. Mr. Kimberlin disclaims beneficial ownership of all securities held by Qubit, because Mr. Kimberlin has no power to vote or dispose, or direct the voting or disposition, of any securities held by Qubit or such trusts.

On February 8, 2006, the closing sale price of our common stock as reported by the OTC Bulletin Board was $0.05 per share.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above regarding the note issued to Qubit.

Item 3.02 Unregistered Sales of Equity Securities.

Note Exchange and Note Revision Agreements and Qubit Securities Purchase Agreement

See Item 1.01 above regarding the issuance of common stock and derivative securities and the revision of outstanding derivative securities, each of which transactions were not registered under the Securities Act but instead were exempt from registration by virtue of Section 4(2) of the Securities Act and Rule 506 under the Securities Act.

Standby Equity Distribution Agreement

Pursuant to our Standby Equity Distribution Agreement ("SEDA") dated July 15, 2005, we sold 9,861,933 shares of common stock to Cornell Capital on February 8, 2006. In accordance with the SEDA, the number of shares was calculated as $500,000 divided by $0.0507. We selected $500,000 as the gross advance for this particular SEDA transaction. The $0.0507 price per share was calculated, under the SEDA, by multiplying the lowest daily volume weighted average price (as quoted by Bloomberg L.P.) in the five-day trading period from February 1, 2006 to February 7, 2006 by 97%. From the indicated $500,000 gross advance, we actually received cash proceeds of $474,500 net of a 5% retainage fee and a $500 structuring fee.

We have stated in a SEC registration statement that the 3% discount and the 5% retainage fee constitute underwriting discounts, as does the $515,000 commitment fee (paid in the form of 725,353 shares of our common stock) which we paid to Cornell Capital in respect of the entire $15,000,000 SEDA commitment on July 15, 2005. The 9,861,933 shares were issued to Cornell Capital pursuant to the Securities Act Section 4(2) registration exemption.

Item 8.01 Other Events.

Effective February 15, 2006 we are engaging American Stock Transfer & Trust Company to be the transfer agent for our common stock, Class B Warrants, and any other securities registered under the Securities Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

February 14, 2006	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer & Chief Financial Officer